UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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(2)	Aggregate number of securities to which transaction applies:___________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

3008 West Lupine Avenue

Phoenix, AZ 85029

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following actions without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

•	The approval of an amendment to our Articles of Incorporation, as amended and corrected (the “Articles of Incorporation”), to effect a reverse stock split of our outstanding shares of common stock at the ratio of 1-for-50 (the “Reverse Stock Split”).

•	The approval of an amendment to the Articles of Incorporation, to decrease our authorized shares of common stock from 6,000,000,000, par value $.001 per share to 1,000,000,000, par value $.0001 per share.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders of record at the close of business on November 1, 2019 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
Timothy Warbington
Chief Executive Officer
November __, 2019

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

3008 West Lupine Avenue
Phoenix, AZ 85029

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement. We are mailing this information statement to our stockholders of record on November 1, 2019.

What action was taken by written consent?

We obtained stockholder consent for the approval of amendments to our Articles of Incorporation to (i) effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-50 (the “Reverse Stock Split”), and (ii) decrease our authorized shares of common stock from 6,000,000,000, par value $.001 per share to 1,000,000,000 , par value $.0001 per share.

How many shares of voting stock were outstanding on November 1, 2019?

On November 1, 2019, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 2,321,548,792 shares of common stock outstanding, and 3,000,000 shares of our Series A Preferred Stock outstanding. Each share of Series A Preferred Stock has the right to cast 1,000 votes per share. The shares of Series A Preferred Stock vote together with our common stock as a single class with respect to any and all matters presented to the holders of common stock for their action.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of the holders of 91,700,283 shares of common stock and 3,000,000 shares of Series A Preferred Stock (representing 3,000,000,000 votes), or approximately 58% of the voting power of our stockholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON

STOCK AT THE RATIO OF 1-FOR-[50]

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to effect the Reverse Stock Split. The Reverse Stock Split would combine each 50 outstanding shares of our common stock, par value $.001 per share, into one share of common stock, par value $.0001 per share, thus reducing the number of outstanding shares. The Reverse Stock Split will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our Articles of Incorporation to effect the Reverse Stock Split (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders, subject to obtaining the requisite approval from the Financial Industry Regulatory Authority (“FINRA”).

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Reasons for the Reverse Split

The Board believes it is in the best interests of the Company and its stockholders to affect the Reverse Stock Split to reduce the number of our issued and outstanding shares of common stock and increase the trading price of the common stock in order to be eligible for quotation on the OTCQB Tier of the OTC Markets Group. As of November 1, 2019, the closing price of our common stock was $0.0005. As a result of the decline in the trading price of our common stock below $.01, in August 2019 our common stock was downgraded by OTC Markets Group from the OTCQB to OTC PINK. To regain quotation on the OTCQB, our market price must be above $0.01 per share.

Potential Disadvantages of a Reverse Stock Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Stock Split is to help increase the closing price of our common stock above the $0.01 threshold required by OTC Markets for quotation on the OTCQB. We cannot assure you that the Reverse Stock Split will accomplish this objective. While we expect that the reduction in the outstanding shares of common stock will increase the market price of the common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple corresponding to the reverse split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including our financing activities, business, financial performance and prospects. Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split. A Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

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Increased Transaction Costs. The number of shares held by each individual shareholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Fractional Shares

No fractional shares of common stock would be issued as a result of a proposed Reverse Stock Split. Instead, shareholders who otherwise would be entitled to a fraction of a share of common stock will, in lieu of such fractional share, receive one whole share of common stock.

Effect of Reverse Stock Split on Convertible Securities

The agreements governing the Company’s outstanding convertible securities, including convertible notes and warrants to purchase shares of our common stock, include provisions requiring adjustments to both the number of shares issuable upon exercise of such convertible securities, and the exercise prices of such convertible securities, in the event of a reverse stock split. For example, upon the effectiveness of the Reverse Stock Split, a warrant holder that previously held a warrant to purchase 100,000 shares of common stock at an exercise price of $0.0002 per share, would hold a warrant to purchase 2,000 shares at an exercise price of $0.01 per share.

Implementation and Effect of the Reverse Stock Split

We expect that following the Reverse Stock Split we would have the same number of stockholders and, except for the rounding of fractional shares as described above, the completion of the Reverse Stock Split would not affect any shareholder’s proportionate equity interest in the Company. By way of example, a shareholder who owns a number of shares that prior to the Reverse Stock Split representing one-half of a percent of the outstanding shares of common stock would continue to own one-half of a percent of the outstanding shares of common stock after the Reverse Stock Split.

Exchange of Stock Certificates. Following the effective time of the Reverse Stock Split, holders of stock certificates representing our common stock may, but will not be required to, contact our stock transfer agent, vStock Transfer LLC, regarding the procedure for surrendering certificates representing pre-split shares in exchange for certificates representing post-split shares. Holders of certificates will not receive a new stock certificate representing post-split shares until the outstanding certificate(s) representing such holder’s pre-split shares have been surrendered to our transfer agent. We will not issue scrip or fractional shares, or certificates for fractional shares, in connection with the Reverse Stock Split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our Board of Directors, you will receive one whole share of common stock instead of such fractional share. PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE.

Effect of Failure to Exchange Stock Certificates. Upon the filing of the Amendment with the Secretary of State of Nevada, each certificate representing shares of our common stock outstanding prior to the that time will, unless and until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock into which the shares of our common stock evidenced by such certificate have been converted by the Reverse Stock Split.

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No Appraisals Rights

Under the Nevada law, you will not be entitled to appraisal rights upon our implementation of the Reverse Stock Split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. We urge shareholders to consult their own tax advisors to determine the particular consequences to them.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

TO DECREASE THE AUTHORIZED SHARES OF COMMON STOCK
FROM 6,000,000,000, PAR VALUE $.001 PER SHARE
TO 1,000,000,000, PAR VALUE $.0001 PER SHARE

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to decrease our authorized shares of common stock from 6,000,000,000, par value $.001 per share, to 1,000,000,000, par value $.0001 per share. The decrease in our authorized shares of common stock will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders, subject to obtaining the requisite approval from FINRA to the Reverse Stock Split.

The form of the Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this Information Statement.

Reasons for and Effect of the Decrease in Authorized Shares

We currently have 6,000,000,000 shares of common stock authorized and 2,321,548,792 shares of common stock issued and outstanding as of November 1, 2019. Following the effectiveness of the Reverse Stock Split, we will have approximately 46,430,976 shares of common stock issued and outstanding and approximately 63,661,542 shares of common stock issuable upon the exercise of outstanding convertible notes, warrants, and other convertible securities (without giving effect to issuances and other stock transactions following November 1, 2019). We do not anticipate that for the foreseeable future following the Reverse Split we will need to have 6,000,000,000 shares authorized. Rather than reduce the number of shares of our common stock authorized on the same basis as the Reverse Stock Split (1-for-50), we believe that it is in the best interests of the Company and its stockholders to not have an excessive number of authorized shares of common stock available for future issuances. The decrease in the number of our authorized shares of common stock will not have any effect on our authorized or issued shares of preferred stock.

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BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) all named executive officers and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 2,321,548,792 shares of common stock issued and outstanding. Unless otherwise further indicated in the following table, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding common stock named in the following table is: 3008 West Lupine Avenue, Phoenix, Arizona 85029.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Timothy Warbington	83,940,283	(2)	3.6%
Donald Dickerson	1,293,333		0.06%
Thomas Ichim PhD	2,586,667	(3)	0.11%
Amit Patel, MD	3,880,000	(4)	0.17%
Steven L. White	-		-
Executive Officers and Directors as a Group (5 Persons)	91,700,283		4.0%
5% Beneficial Holders
Creative Medical Health, Inc.(5) 3008 West Lupine Avenue Phoenix, AZ 85029	77,473,616		3.3%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.

(2)	Includes 77,473,616 shares beneficially owned by Creative Medical Health, Inc., of which Mr. Warbington serves as President and Chief Executive Officer. Mr. Warbington also holds 3,000,000 shares of Series A Preferred Stock, which entitle him to cast 1,000 votes per share. When the 3,000,000,000 votes are taken into account, Mr. Warbington accounts for 58% of the voting power of the Company’s outstanding shares of capital stock.

(3)	These shares are held by Biotech Holdings LLC, a limited liability company controlled by Mr. Ichim.

(4)	These shares are held by Jadi Cells, LLC, a limited liability company controlled by Mr. Patel.

(5)	Mr. Warbington, as President and CEO of Creative Medical Health, Inc. has voting and investment power over these shares which are included in shares beneficially owned by him above.

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DESCRIPTION OF SECURITIES

General

Our current authorized capital stock consists of 6,000,000,000 shares of common stock, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which we have designated 3,000,000 shares as Series A Preferred Stock. Our Board of Directors can, without shareholder approval, cause additional shares of preferred stock to be issued and may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those additional shares. If our Board of Directors causes additional shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our Board of Directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additional preferred shares issued by our Board of Directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Additional preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, additional preferred shares could have preference in the event of liquidation of the Company, which means that the holders of additional preferred shares would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any additional shares of preferred stock.

Common Stock

We are authorized to issue up to 6,000,000,000 shares of $0.001 par value common stock. The holders of common stock are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by our Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred shareholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Under Nevada corporate law, holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to our Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $0.001 par value preferred stock, of which 3,000,000 shares have been designated as Series A Preferred Stock and were issued to our Chief Executive Officer in January 2018. The Series A Preferred Stock has the following rights and preferences:

• Upon liquidation, holders of shares of Series A Preferred Stock then outstanding will be entitled to receive, before any payment is made or any assets distributed to the holders of the common stock, an amount per share of the Series A Preferred Stock equal to $0.05 plus simple interest at the rate of 8% per annum from the issuance date of the outstanding shares of Series A Preferred Stock;

• Each Share of Series A Preferred Stock entitles the holder thereof to vote with the holders of common stock, voting together as a single class, with respect to any and all matters presented to the holders of common stock and entitles each share of Series A Preferred Stock to cast 1,000 votes per share;

• On or after the fourth anniversary of the issuance date of shares of the Series A Preferred Stock, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by paying to the holder a cash amount equaling $0.05 plus simple interest at the rate of 8% per annum from the date of issuance of the shares, plus any accrued and unpaid dividends thereon to the date fixed for redemption; and

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• The Series A Preferred Stock is not convertible into common shares or any other class of authorized stock of the Company.

Nevada Anti-Takeover Laws

The Nevada “Acquisition of Controlling Interest” statutes generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Dividend Policy

We have never declared or paid any cash dividends on our common stock and do not intend to pay dividends for the foreseeable future.

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DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of common stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENT

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of our common stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
Timothy Warbington
Chief Executive Officer
November __, 2019

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Appendix A

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of Corporation: Creative Medical Technology Holdings, Inc.

2.	The Articles have been amended as follows:

A.	Upon the filing of this Certificate Amendment, the outstanding shares of common stock of the Corporation, par value $.001 per share shall automatically and without further action be reverse split and reclassified (the "Reverse Split") on one-for-50 basis, such that one share of common stock, par value $.0001 per share will be issued for each fifty (50) shares of common stock outstanding immediately prior to the effectiveness of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split; instead, any beneficial owner of common stock who would otherwise be entitled by reason of the Reverse Split to receive a fractional share of common stock shall instead receive one (1) whole share of common stock in lieu of such fractional share, which shall be a fully-paid and non-assessable share of common stock of the Corporation.

B.	Article IV(a) is hereby amended to read as follows:

(a)       Common Stock. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 1,000,000,000 at a par value of $0.0001 per share. All stock, when issued shall be fully paid and non-assessable, shall be of the same class, and shall have the same rights and preferences.

Each share of common stock shall be entitled to one vote at a stockholders’ meeting, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholder meetings, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts, and private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed upon from time to time by the Corporation and any stockholder.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 58%.

4.	Effective date of filing: (optional)

5.	Signature:

Timothy Warbington, Chief Executive Officer

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